Exhibit 99.1

URBAN OUTFITTERS, INC.

Second Quarter Results

Philadelphia, PA – August 26, 2026

For Immediate Release	Contact:	Oona McCullough
Executive Director of Investor Relations
(215) 454-4806

URBN Reports Record Q2 Sales and Profits

PHILADELPHIA, PA, August 26, 2026 – Urban Outfitters, Inc. (NASDAQ:URBN), a leading lifestyle products and services company which operates a portfolio of global consumer brands including the Anthropologie, Free People, FP Movement, Urban Outfitters and Nuuly brands, today announced net income of $240.7 million and earnings per diluted share of $2.78 for the three months ended July 31, 2026. For the six months ended July 31, 2026, net income was $356.4 million and earnings per diluted share were $4.06.

For the three months ended July 31, 2026, adjusted net income was $149.3 million and adjusted earnings per diluted share were $1.72. For the six months ended July 31, 2026, adjusted net income was $265.0 million and adjusted earnings per diluted share were $3.02. Adjusted net income and adjusted earnings per diluted share for the three and six months ended July 31, 2026, excludes one-time benefits related to refunds for tariffs previously paid under the International Emergency Economic Powers Act ("IEEPA"), associated interest income and a tax benefit related to the release of a valuation allowance against certain foreign net deferred tax assets. See “Reconciliation of Non-GAAP Financial Measures” included at the end of this release.

Total Company net sales for the three months ended July 31, 2026, increased 10.4% to a record $1.66 billion. Total Retail segment net sales increased 8.0%, with comparable Retail segment net sales increasing 6.2%. The increase in Retail segment comparable net sales was driven by high single-digit positive growth in digital channel sales and mid single-digit positive growth in retail store sales. Comparable Retail segment net sales increased 10.0% at FP Group, 8.4% at Urban Outfitters and 3.0% at Anthropologie. Subscription segment net sales increased 28.6% primarily driven by a 30.4% increase in average active subscribers in the current quarter versus the prior year quarter. Wholesale segment net sales increased 18.6% driven by a 19.2% increase in FP Group wholesale sales due to an increase in sales to specialty customers and department stores.

For the six months ended July 31, 2026, total Company net sales increased 10.9% to a record $3.14 billion. Total Retail segment net sales increased 8.0%, with comparable Retail segment net sales increasing 6.0%. The increase in Retail segment comparable net sales was driven by high single-digit positive growth in digital channel sales and mid single-digit positive growth in retail store sales. Comparable Retail segment net sales increased 9.9% at FP Group, 8.8% at Urban Outfitters and 2.5% at Anthropologie. Subscription segment net sales increased 31.4% primarily driven by a 31.8% increase in average active subscribers in the current period versus the prior year period. Wholesale segment net sales increased 21.7% driven by a 22.6% increase in FP Group wholesale sales primarily due to an increase in sales to specialty customers.

“We are pleased to report our highest adjusted profit quarter in Company history, marking our eighth consecutive quarter of record sales and profits. These results were driven by positive Retail segment ‘comps’ at every brand and continued double-digit growth in our Wholesale and Subscription segments,” said Richard A. Hayne, Chief Executive Officer. “Our customers continue to respond favorably to our fashion assortments. This gives us confidence in URBN's ongoing success,” finished Mr. Hayne.

Net sales by brand and segment for the three and six-month periods were as follows:

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2026	2025	2026	2025
Net sales by brand
Anthropologie	$634,535	$606,954	$1,223,608	$1,176,885
FP Group	478,053	415,014	889,772	768,126
Urban Outfitters	360,015	333,171	664,742	606,676
Nuuly	178,605	138,932	345,869	263,286
Menus & Venues	10,707	10,684	19,269	19,283
Total Company	$1,661,915	$1,504,755	$3,143,260	$2,834,256

Net sales by segment
Retail Segment	$1,392,520	$1,289,269	$2,613,434	$2,419,779
Subscription Segment	178,605	138,932	345,869	263,286
Wholesale Segment	90,790	76,554	183,957	151,191
Total Company	$1,661,915	$1,504,755	$3,143,260	$2,834,256

For the three months ended July 31, 2026, the gross profit rate increased by 580 basis points compared to the three months ended July 31, 2025, and gross profit dollars increased 27.4% to $721.6 million from $566.2 million. For the three months ended July 31, 2026, the adjusted gross profit rate increased by 4 basis points compared to the three months ended July 31, 2025, and adjusted gross profit dollars increased 10.6% to $625.9 million from $566.2 million. The increase in the adjusted gross profit rate was primarily due to leverage in store occupancy costs due to the increase in comparable Retail segment store net sales and leverage in delivery expense as a result of several company initiatives to offset fuel surcharges, partially offset by an increase in Retail segment markdowns driven by Anthropologie and the negative impacts of tariffs and inbound freight fuel surcharges on initial merchandise costs. The increase in adjusted gross profit dollars was primarily due to higher net sales.

For the six months ended July 31, 2026, the gross profit rate increased by 299 basis points compared to the six months ended July 31, 2025, and gross profit dollars increased 19.8% to $1.26 billion from $1.06 billion. For the six months ended July 31, 2026, the adjusted gross profit rate decreased by 6 basis points compared to the six months ended July 31, 2025, and adjusted gross profit dollars increased 10.7% to $1.17 billion from $1.06 billion. The decrease in the adjusted gross profit rate was primarily due to an increase in Retail segment markdowns driven by Anthropologie and the impact of a prior year gain of $4.8 million, or 17 basis points, not repeated in the current year period, partially offset by leverage in store occupancy costs due to the increase in comparable Retail segment store net sales. The increase in adjusted gross profit dollars was primarily due to higher net sales.

As of July 31, 2026, total inventory increased by $82.3 million, or 11.8%, compared to total inventory as of July 31, 2025. Total Retail segment inventory increased 12.0% and Retail segment comparable inventory increased 8.4%. Wholesale segment inventory increased 10.0%. The increase in Retail segment inventory was due to the increase in net sales and timing of inventory receipts. The increase in Wholesale segment inventory was due to the increase in net sales.

For the three months ended July 31, 2026, selling, general and administrative expenses increased by $41.0 million, or 10.5%, compared to the three months ended July 31, 2025. Selling, general and administrative expenses were flat as a percentage of net sales compared to the three months ended July 31, 2025. The leverage in store payroll expenses due to the growth in Retail segment store net sales was offset by the deleverage in marketing expenses to support customer growth and increased net sales in the Retail and Subscription segments, along with increased artificial intelligence technology investments benefiting the Company's current and future operations. The dollar growth in selling, general and administrative expenses was primarily due to increased marketing expenses to support customer growth and increased net sales in the Retail and Subscription segments, as well as increased store payroll expenses to support the growth in Retail segment store net sales.

For the six months ended July 31, 2026, selling, general and administrative expenses increased by $83.1 million, or 11.0%, compared to the six months ended July 31, 2025. Selling, general and administrative expenses deleveraged 4 basis points as a percentage of net sales compared to the six months ended July 31, 2025. The deleverage in selling, general and administrative expenses was primarily related to deleverage in marketing expenses to support customer growth and increased net sales in the Retail and Subscription segments, along with increased artificial intelligence technology investments benefiting the Company's current and future operations. This was partially offset by a discrete benefit of $6.9 million, or 22 basis points, in the current year period resulting from the reversal of a litigation accrual, as well as leverage in store payroll expenses due to the growth in Retail segment store net sales. The dollar growth in selling, general and administrative expenses was primarily related to increased marketing expenses to support customer growth and increased net sales in the Retail and Subscription segments, increased store payroll expenses to support the growth in Retail segment store net sales and increased artificial intelligence technology investments benefiting the Company's current and future operations.

The Company’s effective tax rate for the three months ended July 31, 2026, was 19.4%, compared to 21.5% in the three months ended July 31, 2025. The Company's adjusted effective tax rate for the three months ended July 31, 2026, was 24.8%. The Company's effective tax rate for the six months ended July 31, 2026, was 19.8%, compared to 21.5% in the six months ended July 31, 2025. The Company's adjusted effective tax rate for the six months ended July 31, 2026, was 23.0%. The change in the adjusted effective tax rate for the three and six months ended July 31, 2026, was primarily attributable to the ratio of foreign taxable earnings to global taxable earnings.

Net income for the three months ended July 31, 2026, was $240.7 million and earnings per diluted share were $2.78. Adjusted net income for the three months ended July 31, 2026, was $149.3 million and adjusted earnings per diluted share were $1.72. Net income for the six months ended July 31, 2026, was $356.4 million and earnings per diluted share were $4.06. Adjusted net income for the six months ended July 31, 2026, was $265.0 million and adjusted earnings per diluted share were $3.02.

On June 4, 2019, the Company’s Board of Directors authorized the repurchase of 20 million common shares under a share repurchase program. During the six months ended July 31, 2026, the Company repurchased and subsequently retired 4.6 million shares for approximately $300 million. During the year ended January 31, 2026, the Company repurchased and subsequently retired 3.3 million shares for approximately $154 million. As of July 31, 2026, 10.0 million common shares were remaining under the program.

Store data for the six months ended July 31, 2026, was as follows:

	January 31,			July 31,
	2026	Openings	Closings	2026
Anthropologie NA	234	3	1	236
Anthropologie EU	20	1	—	21
Total Anthropologie	254	4	1	257
Free People NA	167	6	—	173
FP Movement NA	88	10	1	97
Free People EU	13	1	—	14
Total FP Group	268	17	1	284
Urban Outfitters NA	177	1	2	176
Urban Outfitters EU	76	1	1	76
Total Urban Outfitters	253	2	3	252
Menus & Venues	9	—	1	8
Total Company-Owned Stores	784	23	6	801
Franchisee-Owned Stores(1)	9	—	—	9
Total URBN	793	23	6	810
(1)
Includes 7 Urban Outfitters and 2 Anthropologie franchisee-owned stores.

Urban Outfitters, Inc. offers lifestyle-oriented general merchandise and consumer products and services through a portfolio of global consumer brands. The Company operates omni-channel retail operations including stores, websites and catalogs for the Anthropologie, Free People, FP Movement and Urban Outfitters brands across the United States, Canada and Europe; Menus & Venues restaurants; and Urban Outfitters and Anthropologie franchisee-owned stores in the Middle East. Free People, FP Movement and Urban Outfitters wholesale sell products to department and specialty stores worldwide, digital businesses and the Company's Retail segment. Nuuly is primarily a women's apparel subscription rental service offering a wide selection of rental product from the Company's own brands, third-party brands and one-of-a-kind vintage pieces.

A conference call will be held today to discuss second quarter results and will be webcast at 5:00 pm. ET at: https://edge.media-server.com/mmc/p/9wzhhhd4/.

As used in this document, unless otherwise defined, “Anthropologie” refers to the Company’s Anthropologie, Terrain and Maeve brands and “FP Group” refers to the Company’s Free People and FP Movement brands.

This news release is being made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Certain matters contained in this release may contain forward-looking statements. When used in this release, the words “project,” “believe,” “plan,” “will,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any one, or all, of the following factors could cause actual financial results to differ materially from those financial results mentioned in the forward-looking statements: overall economic and market conditions (including current levels of inflation) and worldwide political events and the resultant impact on consumer spending patterns and our pricing power, the difficulty in predicting and responding to shifts in fashion trends, changes in the level of competitive pricing and promotional activity and other industry factors, currency fluctuations, economic conditions and legal or regulatory changes, the effects of war and geopolitical instability, including impacts of the conflicts in the Middle East and impacts of the war between Russia and Ukraine and from related sanctions imposed by the United States, European Union, United Kingdom and others, terrorism and civil unrest, natural disasters, severe or unseasonable weather conditions (including as a result of climate change) or public health crises, labor shortages and increases in labor costs, raw material costs and transportation costs, availability of suitable retail space for expansion, timing of store openings, risks associated with international expansion, seasonal fluctuations in gross sales, response to new concepts, our ability to integrate acquisitions, risks associated with digital sales, our ability to maintain and expand our digital sales channels, any material disruptions or security breaches with respect to our technology systems, our effective utilization of technological advancements, including in artificial intelligence, the departure of one or more key senior executives, import risks (including any shortage of transportation capacities or delays at ports), changes to U.S. and foreign trade policies (including the enactment of tariffs such as retaliatory tariffs), border adjustment taxes or increases in duties or quotas, the unexpected closing or disruption of, or any damage to, any of our distribution centers, our ability to protect our intellectual property rights, failure of our manufacturers and third-party vendors to comply with our social compliance program, risks related to environmental, social and governance activities, changes in our effective income tax rate, changes in accounting standards and subjective assumptions, regulatory changes and legal matters and other risks identified in our filings with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update forward-looking statements even if experience or future changes make it clear that actual results may differ materially from any projected results expressed or implied therein.

###

(Tables follow)

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Income

(amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2026	2025	2026	2025
Net sales	$1,661,915	$1,504,755	$3,143,260	$2,834,256
Cost of sales	940,364	938,594	1,879,143	1,779,031
Gross profit	721,551	566,161	1,264,117	1,055,225
Selling, general and administrative expenses	432,812	391,774	835,697	752,611
Income from operations	288,739	174,387	428,420	302,614
Other income, net	9,801	8,886	15,986	18,532
Income before income taxes	298,540	183,273	444,406	321,146
Income tax expense	57,889	39,408	88,050	68,934
Net income	$240,651	$143,865	$356,356	$252,212

Net income per common share:
Basic	$2.81	$1.60	$4.12	$2.78
Diluted	$2.78	$1.58	$4.06	$2.73

Weighted-average common shares outstanding:
Basic	85,633,607	89,667,451	86,553,213	90,692,646
Diluted	86,667,561	91,167,981	87,719,187	92,304,624

AS A PERCENTAGE OF NET SALES
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales	56.6%	62.4%	59.8%	62.8%
Gross profit	43.4%	37.6%	40.2%	37.2%
Selling, general and administrative expenses	26.0%	26.0%	26.6%	26.5%
Income from operations	17.4%	11.6%	13.6%	10.7%
Other income, net	0.6%	0.6%	0.5%	0.6%
Income before income taxes	18.0%	12.2%	14.1%	11.3%
Income tax expense	3.5%	2.6%	2.8%	2.4%
Net income	14.5%	9.6%	11.3%	8.9%

URBAN OUTFITTERS, INC.

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	July 31,	January 31,	July 31,
	2026	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$598,756	$369,206	$332,171
Marketable securities	117,371	326,724	290,664
Accounts receivable, net of allowance for doubtful accounts of $1,102, $1,209 and $2,388, respectively	102,958	95,668	86,922
Inventory	778,539	700,945	696,199
Prepaid expenses and other current assets	226,772	193,561	213,356
Total current assets	1,824,396	1,686,104	1,619,312
Property and equipment, net	1,658,270	1,466,236	1,376,811
Operating lease right-of-use assets	1,047,947	1,051,109	1,011,840
Marketable securities	229,407	461,858	366,336
Other assets	362,967	342,306	336,494
Total Assets	$5,122,987	$5,007,613	$4,710,793

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$372,642	$327,903	$335,985
Current portion of operating lease liabilities	223,177	225,478	227,105
Accrued expenses, accrued compensation and other current liabilities	558,300	564,713	533,058
Total current liabilities	1,154,119	1,118,094	1,096,148
Non-current portion of operating lease liabilities	990,197	1,000,088	953,025
Other non-current liabilities	124,455	74,144	81,228
Total Liabilities	2,268,771	2,192,326	2,130,401

Shareholders’ equity:
Preferred shares; $.0001 par value, 10,000,000 shares authorized, none issued	—	—	—
Common shares; $.0001 par value, 200,000,000 shares authorized, 85,650,390, 89,698,222 and 89,696,293 shares issued and outstanding, respectively	9	9	9
Additional paid-in-capital	7,022	19,912	7,277
Retained earnings	2,877,697	2,817,448	2,604,741
Accumulated other comprehensive loss	(30,512)	(22,082)	(31,635)
Total Shareholders’ Equity	2,854,216	2,815,287	2,580,392
Total Liabilities and Shareholders’ Equity	$5,122,987	$5,007,613	$4,710,793

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Six Months Ended
	July 31,
	2026	2025
Cash flows from operating activities:
Net income	$356,356	$252,212
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73,637	61,400
Non-cash lease expense	106,053	106,546
Provision for deferred income taxes	73,591	11,608
Share-based compensation expense	15,702	14,956
Amortization of tax credit investment	7,452	8,587
Loss on disposition of property and equipment, net	388	262
Changes in assets and liabilities:
Receivables	(7,546)	(12,025)
Inventory	(79,103)	(70,611)
Prepaid expenses and other assets	(70,389)	(25,095)
Payables, accrued expenses and other liabilities	36,095	23,336
Operating lease liabilities	(120,494)	(120,130)
Net cash provided by operating activities	391,742	251,046
Cash flows from investing activities:
Cash paid for property and equipment	(268,056)	(107,549)
Cash paid for marketable securities	(117,984)	(220,293)
Sales and maturities of marketable securities	555,597	295,861
Net cash provided by (used in) investing activities	169,557	(31,981)
Cash flows from financing activities:
Proceeds from the exercise of stock options	—	928
Share repurchases related to share repurchase program	(299,996)	(151,935)
Share repurchases related to taxes for share-based awards	(22,092)	(21,144)
Tax credit investment liability payments	(7,803)	(8,437)
Net cash used in financing activities	(329,891)	(180,588)
Effect of exchange rate changes on cash and cash equivalents	(1,858)	3,213
Increase in cash and cash equivalents	229,550	41,690
Cash and cash equivalents at beginning of period	369,206	290,481
Cash and cash equivalents at end of period	$598,756	$332,171

Important Information Regarding Non-GAAP Financial Measures

In addition to evaluating the financial condition and results of our operations in accordance with U.S. generally accepted accounting principles (“GAAP”), from time to time our management evaluates and analyzes results and any impact on the Company of certain events outside of normal, or “core,” business and operations, by considering adjusted financial measures not prepared in accordance with GAAP. Examples of items that we consider non-core include refunds for tariffs previously paid under the International Emergency Economic Powers Act ("IEEPA"), associated interest income and the release of a valuation allowance against certain foreign net deferred tax assets. In order to improve the transparency of our disclosures, provide a meaningful presentation of results from our core business operations and improve period-over-period comparability, we have included certain adjusted financial measures for fiscal 2027 that exclude the impact of these non-core business items.

We believe these adjusted financial measures are important indicators of our recurring results of operations because they exclude items that may not be indicative of, or are unrelated to, our underlying results of operations and provide a useful baseline for analyzing trends in our underlying business. Management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the Company’s financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the Company’s financial position, results of operations or cash flows and should therefore be considered in assessing the Company’s actual and future financial condition and performance. These adjusted financial measures are not consistent with GAAP and may not be calculated the same as similarly titled measures used by other companies.

URBAN OUTFITTERS, INC.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share data)
(unaudited)

Reconciliation of Total Company Adjusted Gross Profit:
	Three Months Ended
	July 31,
	2026		2025
	$'s	% of Net Sales	$'s	% of Net Sales

Gross profit (GAAP)	$721,551	43.4%	$566,161	37.6%
Adjustments:
IEEPA tariff refunds (a)	(95,660)		—
Adjusted gross profit (Non-GAAP)	$625,891	37.7%	$566,161	37.6%

	Six Months Ended
	July 31,
	2026		2025
	$'s	% of Net Sales	$'s	% of Net Sales

Gross profit (GAAP)	$1,264,117	40.2%	$1,055,225	37.2%
Adjustments:
IEEPA tariff refunds (a)	(95,660)		—
Adjusted gross profit (Non-GAAP)	$1,168,457	37.2%	$1,055,225	37.2%

Reconciliation of Total Company Adjusted Income From Operations:
	Three Months Ended
	July 31,
	2026		2025
	$'s	% of Net Sales	$'s	% of Net Sales

Income from operations (GAAP)	$288,739	17.4%	$174,387	11.6%
Adjustments:
IEEPA tariff refunds (a)	(95,660)		—
Adjusted income from operations (Non-GAAP)	$193,079	11.6%	$174,387	11.6%

	Six Months Ended
	July 31,
	2026		2025
	$'s	% of Net Sales	$'s	% of Net Sales

Income from operations (GAAP)	$428,420	13.6%	$302,614	10.7%
Adjustments:
IEEPA tariff refunds (a)	(95,660)		—
Adjusted income from operations (Non-GAAP)	$332,760	10.6%	$302,614	10.7%

URBAN OUTFITTERS, INC.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share data)
(unaudited)

Reconciliation of Total Company Adjusted Income Tax Expense and Adjusted Effective Tax Rate:

	Three Months Ended
	July 31,
	2026	2025
	$'s	$'s

Income before income taxes (GAAP)	$298,540	$183,273
Adjustments:
IEEPA tariff refunds (a)	(95,660)	—
Interest income related to IEEPA tariff refunds (b)	(4,445)	—
Adjusted income before income taxes (Non-GAAP)	$198,435	$183,273

Income tax expense (GAAP)	$57,889	$39,408
Adjustments:
Provision for income taxes on adjustments (c)	(24,978)	—
Release of valuation allowance (d)	16,225	—
Adjusted income tax expense (Non-GAAP)	$49,136	$39,408

Effective income tax rate (GAAP)	19.4%	21.5%
Adjustments	5.4	—
Adjusted effective income tax rate (Non-GAAP)	24.8%	21.5%

	Six Months Ended
	July 31,
	2026	2025
	$'s	$'s

Income before income taxes (GAAP)	$444,406	$321,146
Adjustments:
IEEPA tariff refunds (a)	(95,660)	—
Interest income related to IEEPA tariff refunds (b)	(4,445)	—
Adjusted income before income taxes (Non-GAAP)	$344,301	$321,146

Income tax expense (GAAP)	$88,050	$68,934
Adjustments:
Provision for income taxes on adjustments (c)	(24,978)	—
Release of valuation allowance (d)	16,225	—
Adjusted income tax expense (Non-GAAP)	$79,297	$68,934

Effective income tax rate (GAAP)	19.8%	21.5%
Adjustments	3.2	—
Adjusted effective income tax rate (Non-GAAP)	23.0%	21.5%

URBAN OUTFITTERS, INC.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share data)
(unaudited)

Reconciliation of Total Company Adjusted Net Income and Adjusted Diluted EPS:

	Three Months Ended
	July 31,
	2026		2025
	$'s	% of Net Sales	$'s	% of Net Sales

Net income (GAAP)	$240,651	14.5%	$143,865	9.6%
Adjustments:
IEEPA tariff refunds (a)	(95,660)		—
Interest income related to IEEPA tariff refunds (b)	(4,445)		—
Provision for income taxes on adjustments (c)	24,978		—
Release of valuation allowance (d)	(16,225)		—
Adjusted net income (Non-GAAP)	$149,299	9.0%	$143,865	9.6%

Diluted EPS (GAAP)	$2.78		$1.58
Adjustments, net of tax	(1.06)		—
Adjusted diluted EPS (Non-GAAP)	$1.72		$1.58

	Six Months Ended
	July 31,
	2026		2025
	$'s	% of Net Sales	$'s	% of Net Sales

Net income (GAAP)	$356,356	11.3%	$252,212	8.9%
Adjustments:
IEEPA tariff refunds (a)	(95,660)		—
Interest income related to IEEPA tariff refunds (b)	(4,445)		—
Provision for income taxes on adjustments (c)	24,978		—
Release of valuation allowance (d)	(16,225)		—
Adjusted net income (Non-GAAP)	$265,004	8.4%	$252,212	8.9%

Diluted EPS (GAAP)	$4.06		$2.73
Adjustments, net of tax	(1.04)		—
Adjusted diluted EPS (Non-GAAP)	$3.02		$2.73

(a) Included in "Cost of sales" is a one-time benefit related to refunds for tariffs previously paid under the International Emergency Economic Powers Act ("IEEPA") which the Company received during the three and six months ended July 31, 2026.

(b) Included in "Other income, net" is interest income related to refunds for IEEPA tariffs received during the three and six months ended July 31, 2026.

(c) The income tax impact of non-GAAP adjustments is calculated using the estimated tax rate in effect for the respective non-GAAP adjustment.

(d) During the three and six months ended July 31, 2026, the Company released a valuation allowance against certain of its foreign net deferred tax assets, resulting in a benefit included in "Income tax expense."